UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2019

Symantec Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code     (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition

On January 31, 2019, Symantec Corporation (the “Company”) issued a press release announcing financial results for the third quarter ended December 28, 2018. The Company also posted supplemental financial information to its website. A copy of the press release is furnished as Exhibit 99.01 to this report and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.01, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02, including Exhibit 99.01, shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2019, the Company announced that its Board of Directors (the “Board”) appointed Matthew Brown, 38, who is currently its Vice President, Finance and Corporate Controller, to the position of Vice President, Finance and Chief Accounting Officer effective as of January 31, 2019.  The press release is filed as Exhibit 99.01 to this report and is incorporated herein by reference.

Mr. Brown joined the Company as Vice President, Finance in August 2016 following the Company’s acquisition of Blue Coat, Inc. (“Blue Coat”), where he had served since October 2015, most recently as Vice President, Corporate Controller. Previously, he served in various positions at NETGEAR, Inc., a computer networking hardware company, from 2010 to October 2015, most recently as Senior Director, Assistant Controller. Mr. Brown holds a B.S. degree in business administration from the Walter A. Haas School of Business at U.C. Berkeley.

On January 31, 2019, in connection with Mr. Brown’s appointment, the Company entered into an offer letter (the “Offer Letter Agreement”) with Mr. Brown. Under the Offer Letter Agreement, Mr. Brown’s annual base salary is $330,000 and the Company intends to grant Mr. Brown restricted stock units (“RSUs”) equal to $500,000 in value, subject to Board approval. The RSUs vest over a three-year period with 30% of the RSUs vesting approximately on the one-year anniversary of the grant date, an additional 30% vesting approximately on the two-year anniversary of the grant date and the final 40% vesting approximately on the three-year anniversary of the grant date.

There are no other arrangements or understandings between Mr. Brown and any other persons pursuant to which he was selected as Vice President, Chief Accounting Officer. There are also no family relationships between Mr. Brown and any director or executive officer of the Company.

The foregoing description of the Offer Letter Agreement is qualified in its entirety by reference to the full text of the Offer Letter Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 28, 2018.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description

99.01	Press Release dated January 31, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: January 31, 2019	By:	/s/ Nicholas R. Noviello
Nicholas R. Noviello
Executive Vice President and Chief Financial Officer